Aquestive Therapeutics Completes $150 Million Debt Refinancing with Oaktree WARREN, N.J., May 12, 2026 -- Aquestive Therapeutics, Inc. (NASDAQ: AQST) (“Aquestive” or the “Company”), a pharmaceutical company advancing medicines to bring meaningful improvement to patients' lives through innovative science and delivery technologies, today announced the refinancing of its existing debt facility with a new $150 million debt facility with funds managed by Oaktree Capital Management, L.P. (“Oaktree”). This transaction provides additional flexibility to fund the launch of Anaphylm™, if approved by the FDA. At closing, Oaktree provided $55.0 million, which was primarily used to repay the Company’s existing loan in the aggregate principal amount of $45 million plus fees associated with such repayment. Upon United States Food and Drug Administration (FDA) approval of Anaphylm and satisfaction of other customary conditions, an additional $20.0 million will be available. A third tranche of $25.0 million will be available upon the achievement of specified sales milestones, with the final tranche of up to $50.0 million available with the mutual consent of the lenders and the Company. The Company will pay only interest on the new five-year facility with all principal amounts outstanding due at maturity. “We are excited to begin our relationship with Oaktree, a well-established leader within life sciences debt financing,” said Daniel Barber, CEO of Aquestive Therapeutics. “The new $150 million debt facility will help Aquestive drive growth for years to come. With this agreement, we reduce our principal debt repayments over the next three years from $45 million to zero, reduce our interest rate when compared to the previous debt agreement, complete the pre-approval requirements under our strategic funding agreement with RTW Investments, L.P., and unlock additional capital for the potential launch of Anaphylm, if approved by the FDA.” "We are delighted to be partnering with Aquestive at this exciting stage in the company's development and believe that Anaphylm has the potential to be a truly transformative rescue treatment for patients suffering from severe allergic reactions, including anaphylaxis,” said Rahul Anand, Managing Director, Life Sciences Lending at Oaktree. “This transaction underscores Oaktree’s commitment to provide scalable capital solutions to companies developing novel medicines. We look forward to supporting the Aquestive management team as they work on bringing this important therapy to patients and healthcare providers globally.” Oaktree is a leading provider of debt and royalty financing for the global life sciences industry. Since 2020, funds managed by Oaktree have committed more than $6.0 billion across 45 investments for companies across the healthcare spectrum. Cantor Fitzgerald acted as the sole placement agent to Aquestive. Dechert LLP acted as counsel to Aquestive and Morgan, Lewis & Bockius LLP served as counsel to Oaktree. About Aquestive Therapeutics Aquestive is a pharmaceutical company advancing medicines to bring meaningful improvement to patients' lives through innovative science and delivery technologies. The worldwide leader in delivering trusted, quality medications on oral film, Aquestive operates as both a developer of its own proprietary products and a Contract Development and Manufacturing Organization (CDMO) for licensees, with its headquarters in New Jersey and U.S.-based manufacturing facilities in

Indiana. The Company is the exclusive manufacturer of four commercialized products marketed by its licensees across six continents using proprietary, best-in-class technologies like PharmFilm®. Aquestive's AdrenaVerse™ platform contains a library of more than 20 epinephrine prodrugs enabling the pursuit of various potential allergy and dermatological indications. The Company is advancing Anaphylm™ (dibutepinephrine) sublingual film for the treatment of severe allergic reactions, including anaphylaxis, and AQST-108 (epinephrine prodrug) topical gel for various potential dermatological conditions, including alopecia areata. For more information, visit Aquestive.com and follow us on LinkedIn. About Anaphylm™ (dibutepinephrine) Sublingual Film Anaphylm™ (dibutepinephrine) sublingual film is a polymer matrix-based epinephrine prodrug investigational drug product. Anaphylm is similar in size to a postage stamp, weighs less than an ounce, and begins to dissolve on contact. No water or swallowing is required for administration. The primary packaging for Anaphylm is thinner and smaller than an average credit card, can be carried in a pocket, and is designed to withstand weather excursions such as exposure to rain and/or sunlight. The Anaphylm trade name for AQST-109 has been conditionally approved by the FDA. Final approval of the Anaphylm proprietary name is conditioned on FDA approval of the product candidate. About Oaktree Oaktree is a leader among global investment managers specializing in alternative investments, with $223 billion in assets under management as of December 31, 2025. The firm emphasizes an opportunistic, value-oriented, and risk-controlled approach to investments in credit, equity, and real estate. The firm has more than 1,500 employees and offices in 26 cities worldwide. For additional information, please visit Oaktree’s website at http://www.oaktreecapital.com/ Forward-Looking Statement This press release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “believe,” “anticipate,” “plan,” “expect,” “estimate,” “intend,” “may,” “will,” or the negative of those terms, and similar expressions, are intended to identify forward-looking statements. These forward-looking statements include, but are not limited to, statements regarding the advancement and related timing of our product candidates, including Anaphylm™ (dibutepinephrine) sublingual film and AQST-108 (epinephrine prodrug) topical gel, through clinical development and approval by the U.S. Food and Drug Administration (FDA) for the respective targeted indications; the advancement and related timing of potential international regulatory filings and marketing authorization of Anaphylm outside of the U.S.; and that Anaphylm will be the first and only oral administration of epinephrine, if Anaphylm is approved by the FDA. These forward-looking statements are based on the Company’s current expectations and beliefs and are subject to a number of risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. Such risks and uncertainties include, but are not limited to, risks associated with the Company’s development work, including any delays or changes to the timing, cost and success of its product development activities and clinical trials, including relating to Anaphylm and AQST-108, and other risks and uncertainties affecting the Company described in the “Risk Factors” section and in other sections included in its Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K filed with the U.S. Securities and Exchange Commission. Given those uncertainties, you should not place undue reliance on these forward-looking statements, which speak only as of the date made. All subsequent forward-looking statements attributable to the Company or any person acting on its behalf are expressly qualified in their entirety by this cautionary statement. The Company assumes no obligation to update forward-looking statements or outlook or guidance after the date of this press release whether as a result of new information, future events or otherwise, except as may be required by applicable law. PharmFilm® and the Aquestive logo are registered trademarks of Aquestive Therapeutics, Inc. Investor Inquiries Astr Partners Brian Korb Brian.korb@astrpartners.com